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                                                                   EXHIBIT 10.32

ENDOCARE                                7 Studebaker - Irvine - California 92618
EXTENDING LIFE EVERYDAY
                                        Tel:  949.595.4770
                                        Fax:  949.595.4788
                                        Email:  info@endocare.org
                                        Web Site:  www.endocare.org

                                        A Publicly Traded Company (NASDAQ:ENDO)



MEMO

To:      Jerry Anderson

From:    Paul Mikus
         CEO & Chairman

Date:    June 10, 1999


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I am pleased to offer you 175,000 shares of Endocare stock at a price of $5 1/8 per share.

For the issuance of such shares, you will provide Endocare with a full recourse promissory note due in 4 years at approximately 5.3% interest due annually. In the event you have fulfilled your performance criteria noted below, on each anniversary date of your employment, 25% of the principal and interest amount of your promissory note to the Company will be forgiven.

The performance criteria is as follows:

                        On an annual basis, mutually agreed upon minimum performance targets have been achieved.


6-11-99

                                      /s/ Jerry W. Anderson
                                    -----------------------------------
                                    Jerry W. Anderson
                                    President A.M.P.
                                    V.P. Sales Endocare

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